Exhibit 99.1
CONSTANT CONTACT ADDS SOCIAL CRM CAPABILITIES WITH
THE ACQUISITION OF BANTAM LIVE
Acquisition of highly scalable technology marks a key step in the company’s evolution to an engagement marketing hub for small businesses and nonprofits
WALTHAM, MA — February 16, 2011 — Constant Contact®, Inc. (Nasdaq: CTCT), the trusted marketing advisor to more than 400,000 small organizations, today announced the acquisition of Bantam Live, a pioneering contact management and social CRM provider owned and operated by privately held Bantam Networks, LLC. Under the terms of the deal, which closed on February 15, 2011, Constant Contact acquired substantially all of the assets and assumed certain liabilities of Bantam Networks for a cash purchase price of $15 million, subject to certain post-closing adjustments.
New York-based Bantam Live provides Constant Contact a social CRM platform built on a robust and flexible Ruby on Rails® platform, plus an experienced and talented team focused on developing products and tools for small business. Bantam Live’s social CRM technology will help to create a unified repository of data across all channels, including clicks, email opens, survey responses, event participation and social media interactions. It will play a crucial role in how data is captured, reported and analyzed for Constant Contact’s more than 400,000 small business customers, helping them better track, measure and increase customer engagement.
The acquisition marks an important step in Constant Contact’s ability to offer small organizations a platform to launch and monitor customer engagement campaigns across multiple channels, including email, social media and events. By understanding how their customers share, refer, endorse and engage across all channels, small businesses will be able to engage their customers and drive business success. Social CRM functionality will eventually be built into all of the company’s products, including a paid social media marketing offering, which the company expects to release in the second half of 2011. This product will help small organizations create and launch integrated social campaigns, marking a key step in the company’s engagement marketing roadmap.
“Building highly-engaged customer relationships is the number one pain point for small organizations. To do this, they need a unified view of their contacts across all channels, from email addresses to social media connections, to event registrations,” said Gail Goodman, CEO of Constant Contact. “With the Bantam Live acquisition and our internal development initiatives, we are building a platform that delivers a targeted approach to building stronger customer relationships and cultivating new ones — the number one business driver for small organizations. Armed with better, targeted insight, small organizations can more easily turn prospects into customers or members, and fans into advocates.”
“Bantam Live’s social CRM technology is a highly scalable technology that is the perfect accelerator to Constant Contact’s business and technology vision, enabling them to more quickly build and launch a complete engagement marketing platform for small organizations,” said John Rourke, CEO of Bantam Live. “We are pleased to combine two winning technologies to help build a solution that helps small organizations promote, track, and analyze customer engagement.”
The acquisition of Bantam Live underscores Constant Contact’s continuing commitment to open application technology, a key driver in the adoption and evolution of small business solutions. Constant Contact will integrate Bantam Live’s Ruby on Rails-based technology with Constant Contact’s Java-based SaaS solution to create a highly scalable and flexible platform that serves the evolving technology needs of its growing customer base.

Rourke will join the company’s strategy and innovation team. Bantam Live CTO Henry Poydar will join Constant Contact as a director of engineering, leading the technical integration. The entire Bantam Live team will continue to be based in New York City, working from a new Constant Contact development office to be opened this year.
While Constant Contact integrates the social CRM technology into its core engagement marketing services, Bantam Live will be free of charge to active Bantam Live customers.
To learn more, visit http://conta.cc/frYzvW.
As a result of this acquisition, the company is updating its financial guidance for the first quarter of 2011 and full year 2011 to reflect the incremental costs, including closing costs, associated with the transaction. These incremental costs will impact the first quarter profitability on both a GAAP and a non-GAAP basis. For the full year 2011, the company is maintaining its previously issued guidance for non-GAAP net income per share and adjusted EBITDA.

Prior Guidance
First Quarter 2011:	(February 3rd, 2011)	New Guidance
Total revenue	$49.9 to $50.2 million	$49.9 to $50.2 million
GAAP net loss	$(1.6) to $(1.9) million	$(2.2) to $(2.5) million
GAAP net loss per share	$(0.05) to $(0.06)	$(0.07) to $(0.08)
Adjusted EBITDA	$4.25 to $4.50 million	$3.75 to $4.00 million
Non-GAAP net income per share	$0.03 to $0.04	$0.01 to $0.02
Stock-based compensation expense	$2.9 million	$3.0 million
Guidance assumes basic weighted average shares outstanding of 29.4 million and diluted weighted average shares outstanding of 30.6 million.

Prior Guidance
Full Year 2011:	(February 3rd, 2011)	New Guidance
Total revenue	$217 to $219 million	$217 to $219 million
GAAP net loss	$6.2 to $7.7 million	$5.9 to $7.4 million
GAAP net loss per share	$0.21 to $0.26	$0.20 to $0.25
Adjusted EBITDA	$34.3 to $35.7 million	$34.3 to $35.7 million
Non-GAAP net income per share	$0.61 to $0.66	$0.61 to $0.66
Stock-based compensation expense	$13.0 million	$13.3 million
Guidance assumes diluted weighted average shares outstanding of 31.0 million.
Additional details and information about the terms and conditions of the acquisition will be available in a Current Report on Form 8-K to be filed by Constant Contact with the Securities and Exchange Commission.
About Constant Contact, Inc.
Constant Contact is revolutionizing the success formula for small organizations through affordable, easy-to-use Engagement Marketing™ tools that help create and grow customer relationships. More than 400,000 small businesses, nonprofit organizations, and member associations worldwide rely on Constant Contact as their engagement hub for starting and driving ongoing customer dialogs through email marketing, social media marketing, event marketing, and online surveys. All Constant Contact products come with unrivaled know how, education and free coaching with a personal touch, including award-winning customer support.
Constant Contact and the Constant Contact Logo are registered trademarks of Constant Contact, Inc. All Constant Contact product names and other brand names mentioned herein are trademarks or registered trademarks of Constant Contact, Inc. All other company and product names may be trademarks or service marks of their respective owners.

Non-GAAP Financial Measures
This press release contains references to the following non-GAAP financial measures: adjusted EBITDA and non-GAAP net income per share. Adjusted EBITDA is calculated by taking GAAP net income (loss), adding depreciation and amortization, stock-based compensation, adjusting for taxes, then subtracting interest and other income. Non-GAAP net income per share is calculated by adding back stock-based compensation expense to GAAP net income (loss) and dividing this total by weighted average shares outstanding.
Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in monthly and quarterly financial reports presented to the company’s board of directors. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the impact of the acquisition of Bantam Live on Constant Contact’s business and operations, the company’s evolution to an engagement marketing hub for small business and nonprofits, the company’s plans to offer a social media marketing product in the second half of 2011, the Company’s position as one of the fastest growing SaaS companies, the Company’s plans to open an office in New York City and Constant Contact’s financial guidance for the second quarter of 2011 and full year 2011. These forward-looking statements are made as of the date they were first issued and were based on management’s current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of our management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the company’s ability to successfully integrate the Bantam Live technology into its own products, the company’s ability to attract new customers and retain existing customers, the company’s dependence on the market for email marketing services for small businesses, non-profits, and associations, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the company operates, adverse regulatory or legal developments, the company’s ability to continue to promote and maintain its brand in a cost-effective manner, changes in the competitive environment, the company’s ability to compete effectively, the company’s ability to successfully develop and introduce new products, including its planned social media marketing product, and add-ons or enhancements to existing products, the company’s ability to manage growth, the company’s ability to attract and retain key personnel, the company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.
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(CTCT-F)
Media Contact:
Erika Dornaus
Constant Contact
(781) 482-7039
edornaus@constantcontact.com
Investor Contact:
Jeremiah Sisitsky
Constant Contact
(339) 222-5740
jsisitsky@constantcontact.com